Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FIRST QUARTER NET INCOME

OF $164.0 MILLION, EARNINGS PER COMMON SHARE OF $0.67.

(Chicago, April 16, 2013) Northern Trust Corporation today reported first quarter net income per common share of $0.67, up from $0.66 in the first quarter of 2012 and down from $0.69 in the fourth quarter of 2012. Net income was $164.0 million in the current quarter, up 2% from $161.2 million in the prior year first quarter, and down 2% from $167.7 million in the prior quarter. Return on equity was 8.8% in both the current and prior quarters, and 9.0% in the prior year quarter.

Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “Our financial performance in the first quarter benefited from strong new business from both personal and institutional clients, as well as higher equity markets. Trust, investment and other servicing fees, which represent 65% of our revenue, grew 10% compared to last year and assets under custody and under management grew 9% and 13%, respectively, compared to last year.

In March, we were pleased to announce a planned increase in our quarterly dividend to $0.31 per common share, and a new share repurchase authorization. These announced actions are part of our capital plan, which was reviewed without objection by the Federal Reserve, demonstrating the strength of our financial position.”

FIRST QUARTER 2013 PERFORMANCE VS. FIRST QUARTER 2012

Net income per common share in the first quarter of 2013 was $0.67 compared to $0.66 per common share in the first quarter of 2012. Net income for the current quarter was $164.0 million, up 2% from $161.2 million in the prior year quarter. The current quarter includes a $12.4 million write-off of certain fee receivables resulting from the correction of an accrual methodology followed in prior years, as well as restructuring and integration related charges of $1.8 million. These current quarter items total $14.2 million ($8.9 million after tax, or $0.04 per common share). The prior year quarter included restructuring, acquisition and integration related charges of $3.9 million ($2.6 million after tax, or $0.01 per common share).

Consolidated revenue of $976.4 million in the current quarter was up $11.0 million, or 1%, from $965.4 million in the prior year quarter. Noninterest income, which represented 77% of revenue, increased $41.3 million, or 6%, to $750.3 million from the prior year quarter’s $709.0 million, primarily reflecting higher trust, investment and other servicing fees. Net interest income for the quarter on a fully taxable equivalent (FTE) basis decreased $32.6 million, or 12%, to $233.7 million compared to $266.3 million in the prior year quarter, primarily due to a continued decline in the net interest margin and lower average earning assets.

Trust, investment and other servicing fees were $630.7 million in the current quarter, up $55.5 million, or 10%, from $575.2 million in the prior year quarter. The increase primarily reflects new business and the favorable impact of equity markets on fees.

Assets under custody and assets under management are the primary drivers of our trust, investment and other servicing fees. The following table provides Northern Trust’s assets under custody and assets under management by business segment.

($ In Billions)	March 31, 2013	December 31, 2012	March 31, 2012	% Change Q1-13/Q4-12	% Change Q1-13/Q1-12
Assets Under Custody
Corporate & Institutional	$4,569.1	$4,358.6	$4,188.6	5%	9%
Personal	455.3	446.3	406.6	2	12

Total Assets Under Custody	$5,024.4	$4,804.9	$4,595.2	5%	9%

Assets Under Management
Corporate & Institutional	$604.2	$561.2	$537.4	8%	12%
Personal	206.0	197.7	179.1	4	15

Total Assets Under Management	$810.2	$758.9	$716.5	7%	13%

FIRST QUARTER 2013 PERFORMANCE VS. FIRST QUARTER 2012 (continued)

Trust, investment and other servicing fees in Corporate & Institutional Services (C&IS) increased $31.7 million, or 10%, to $348.7 million in the current quarter from the prior year quarter’s $317.0 million.

($ In Millions)	Q1 2013	Q1 2012	Change Q1 2013 from Q1 2012
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$223.8	$209.8	$14.0	7%
Investment Management	75.5	61.8	13.7	22
Securities Lending	22.3	21.5	0.8	4
Other	27.1	23.9	3.2	13

Total	$348.7	$317.0	$31.7	10%

Custody and fund administration fees, the largest component of C&IS fees, increased 7%, primarily reflecting the favorable impact of equity markets on fees and new business. C&IS investment management fees increased 22%, reflecting new business, the favorable impact of markets, and lower waived fees in money market mutual funds. Money market mutual fund fee waivers in C&IS, attributable to persistent low short-term interest rates, totaled $8.8 million in the current quarter, compared to waived fees of $10.6 million in the prior year quarter. Securities lending revenue increased 4%, primarily reflecting higher spreads and loan volumes in the current quarter.

Trust, investment and other servicing fees in Personal Financial Services (PFS) totaled $282.0 million in the current quarter, increasing $23.8 million, or 9%, from $258.2 million in the prior year quarter. The increased fees in the current quarter are primarily attributable to new business and the favorable impact of equity markets on fees. Money market mutual fund fee waivers in PFS totaled $13.4 million in the current quarter compared with $14.8 million in the prior year quarter.

Foreign exchange trading income totaled $59.5 million, down 4% compared with $61.9 million in the prior year quarter. The current quarter decrease is attributable to lower currency market volatility compared to the prior year quarter.

Other operating income totaled $24.8 million in the current quarter, down $13.8 million, or 36%, from $38.6 million in the prior year quarter. The current quarter includes the $12.4 million write-off of certain fee receivables.

FIRST QUARTER 2013 PERFORMANCE VS. FIRST QUARTER 2012 (continued)

Net investment security gains totaled $226.6 thousand in the current quarter compared to net losses of $2.4 million in the prior year quarter.

Net interest income for the quarter on an FTE basis totaled $233.7 million, down $32.6 million, or 12%, compared to $266.3 million in the prior year quarter. The decrease reflects a continued decline in the net interest margin to 1.15% from 1.24% in the prior year quarter and lower average earning assets. The current quarter decline in the net interest margin primarily reflects lower yields on earning assets and a lower level of demand deposits, partially offset by a lower cost of interest-bearing liabilities. Average earning assets for the quarter were $82.2 billion, down $3.9 billion, or 5%, from $86.1 billion in the prior year quarter, primarily reflecting decreased Federal Reserve deposits.

The provision for credit losses was $5.0 million in both the current quarter and prior year quarter. Net charge-offs totaled $8.7 million for the current quarter resulting from $12.6 million of charge-offs and $3.9 million of recoveries, compared to $5.8 million of net charge-offs in the prior year quarter resulting from $14.4 million of charge-offs and $8.6 million of recoveries. Nonperforming loans and leases decreased $10.4 million, or 4%, from the prior year quarter. Residential real estate loans and commercial real estate loans accounted for 69% and 21%, respectively, of total nonperforming loans and leases at March 31, 2013.

FIRST QUARTER 2013 PERFORMANCE VS. FIRST QUARTER 2012 (continued)

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

($ In Millions)	March 31, 2013	December 31, 2012	March 31, 2012
Nonperforming Assets
Nonperforming Loans and Leases	$251.7	$254.8	$262.1
Other Real Estate Owned	10.5	20.3	22.4

Total Nonperforming Assets	262.2	275.1	284.5

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	294.1	297.9	295.5
Unfunded Loan Commitments and Standby Letters of Credit	29.7	29.7	32.6

Total Allowance for Credit Losses	$323.8	$327.6	$328.1

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.87%	0.86%	0.90%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	1.02%	1.01%	1.01%
Allowance for Credit Losses Assigned to Loans and Leases to Nonperforming Loans and Leases	1.2x	1.2x	1.1x

Noninterest expense totaled $728.9 million in the current quarter, up $5.3 million, or 1%, from $723.6 million in the prior year quarter.

Compensation expense, the largest component of noninterest expense, equaled $320.3 million, down slightly from $321.6 million in the prior year quarter. Staff on a full-time equivalent basis at March 31, 2013 totaled approximately 14,200, up 2% from a year ago.

Employee benefit expense equaled $63.3 million, down 7% compared to $68.1 million in the prior year quarter. The current quarter decrease primarily reflects lower expense associated with employee medical benefits.

Expense associated with outside services totaled $129.9 million, up 1% from $128.2 million in the prior year quarter, primarily reflecting higher technical services expense in the current quarter.

Equipment and software expense totaled $91.4 million, up 1% from $90.8 million in the prior year quarter. The prior year quarter included a $4.6 million software write-off. The current

FIRST QUARTER 2013 PERFORMANCE VS. FIRST QUARTER 2012 (continued)

quarter includes higher levels of software amortization and related software support costs from the continued investment in technology related assets.

Occupancy expense equaled $43.2 million, an increase of 3% from $41.8 million in the prior year quarter. The current quarter includes $1.5 million of restructuring charges related to reductions in office space.

Other operating expense equaled $80.8 million, up $7.7 million, or 10%, from $73.1 million in the prior year quarter. The current quarter increase primarily reflects higher charges associated with account servicing activities.

Income tax expense was $78.5 million in the current quarter, representing an effective tax rate of 32.4%, and $75.6 million in the prior year quarter, representing an effective tax rate of 31.9%.

FIRST QUARTER 2013 PERFORMANCE VS. FOURTH QUARTER 2012

Net income per common share was $0.67 in the current quarter, compared with $0.69 in the fourth quarter of 2012. Net income for the current quarter totaled $164.0 million, down 2% from $167.7 million in the prior quarter. The current quarter includes the $12.4 million write-off of certain fee receivables resulting from the correction of an accrual methodology followed in prior years, as well as restructuring and integration related charges of $1.8 million. These current quarter items total $14.2 million ($8.9 million after tax, or $0.04 per common share). The prior quarter included restructuring and integration related charges of $8.2 million ($5.2 million after tax, or $0.02 per common share).

Consolidated revenue of $976.4 million for the current quarter was up $6.7 million, or 1%, from $969.7 million in the prior quarter. Noninterest income increased $14.8 million, or 2%, to $750.3 million from the prior quarter’s $735.5 million, primarily reflecting higher foreign exchange trading income and trust, investment and other servicing fees. Net interest income for the current quarter on an FTE basis decreased $9.9 million, or 4%, to $233.7 million from $243.6 million in the prior quarter, due to a continued decline in the net interest margin and lower average earning assets.

FIRST QUARTER 2013 PERFORMANCE VS. FOURTH QUARTER 2012 (continued)

Trust, investment and other servicing fees totaled $630.7 million in the current quarter, up $8.1 million, or 1%, from $622.6 million in the prior quarter. C&IS trust, investment and other servicing fees totaled $348.7 million in the current quarter, up 1% from $344.3 million in the prior quarter.

($ In Millions)	Q1 2013	Q4 2012	Change Q1 2013 from Q4 2012
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$223.8	$224.7	$(0.9)	—%
Investment Management	75.5	74.2	1.3	2
Securities Lending	22.3	20.3	2.0	10
Other	27.1	25.1	2.0	8

Total	$348.7	$344.3	$4.4	1%

C&IS custody and fund administration fees were down slightly, as the benefits of higher equity markets and new business were offset by the unfavorable impact of foreign exchange rates on fees and lower sub-custodian recoveries. Investment management fees increased slightly, as new business and the favorable impact of markets on fees were offset by higher waived fees on money market mutual funds. Money market fee waivers, attributable to the low short-term interest rates, totaled $8.8 million in C&IS in the current quarter, up from $5.7 million in the prior quarter. Securities lending revenue increased 10%, primarily reflecting higher loan volumes in the current quarter.

PFS trust, investment and other servicing fees were $282.0 million, up 1% from $278.3 million in the prior quarter, primarily reflecting the favorable impact of equity markets on fees and new business, partially offset by higher waived fees on money market mutual funds. Money market mutual fund fee waivers in PFS totaled $13.4 million in the current quarter, up from $9.6 million in the prior quarter.

Foreign exchange trading income increased $18.7 million, or 46%, to $59.5 million compared to $40.8 million in the prior quarter. The current quarter increase is attributable to higher client volumes and currency market volatility.

Other operating income in the current quarter totaled $24.8 million, down $10.9 million, or 30% from $35.7 million in the prior quarter. The current quarter includes the $12.4 million write-off of certain fee receivables.

FIRST QUARTER 2013 PERFORMANCE VS. FOURTH QUARTER 2012 (continued)

Net interest income on an FTE basis in the current quarter totaled $233.7 million, down $9.9 million, or 4%, compared to $243.6 million in the prior quarter. The decrease reflects a continued decline in the net interest margin and lower average earning assets. The net interest margin decreased to 1.15% in the current quarter from 1.17% in the prior quarter, reflecting lower yields on earning assets and a lower level of demand deposits, partially offset by a lower cost of interest-bearing liabilities. Average earning assets totaled $82.2 billion in the current quarter, down $727.6 million, or 1%, compared to $82.9 billion in the prior quarter.

The provision for credit losses totaled $5.0 million in both the current and prior quarter. Net charge-offs totaled $8.7 million for the current quarter resulting from $12.6 million of charge-offs and $3.9 million of recoveries, compared to $5.4 million of net charge-offs in the prior quarter resulting from $16.1 million of charge-offs and $10.7 million of recoveries. Nonperforming loans and leases decreased 1% as compared to the prior quarter. Residential real estate and commercial real estate loans accounted for 69% and 21%, respectively, of total nonperforming loans at March 31, 2013.

Noninterest expense totaled $728.9 million in the current quarter, a decrease of $12.6 million, or 2%, from $741.5 million in the prior quarter. The current and prior quarter include restructuring and integration related charges of $1.8 million and $8.2 million, respectively.

Compensation expense totaled $320.3 million for the current quarter, up 1% from $316.3 million in the prior quarter, primarily reflecting higher share-based compensation expense. Employee benefit expense totaled $63.3 million for the current quarter, down slightly from $63.9 million in the prior quarter, primarily due to lower expense associated with employee medical benefits, offset by higher federal and unemployment insurance expense.

Expense for outside services totaled $129.9 million, a decrease of $10.8 million, or 8%, compared to $140.7 million in the prior quarter. The prior quarter included restructuring and integration related charges of $2.6 million. The current quarter decrease primarily reflects lower consulting and sub-custodian expense.

Equipment and software expense totaled $91.4 million in the current quarter, up 1% from $90.5 million in the prior quarter.

FIRST QUARTER 2013 PERFORMANCE VS. FOURTH QUARTER 2012 (continued)

Occupancy expense totaled $43.2 million, down 7% from $46.2 million in the prior quarter. The current and prior quarter include $1.5 million and $3.0 million, respectively, of restructuring charges related to reductions in office space.

Other operating expense totaled $80.8 million, a decrease of 4% from the prior quarter’s $83.9 million. The prior quarter included restructuring and integration related charges of $3.3 million. The current quarter includes higher business promotion expense, offset by lower staff-related expense and decreases within various other miscellaneous categories of other operating expense.

Total income tax expense was $78.5 million for the current quarter, representing an effective tax rate of 32.4%. Income tax expense was $55.5 million in the prior quarter, representing an effective tax rate of 24.9%. The prior quarter included an $11.7 million tax benefit attributable to a refund from the IRS in connection with the resolution of certain leveraged lease related matters.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $7.5 billion, up 5% from the prior year quarter’s average of $7.2 billion. The increase primarily reflects earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share buyback program. During the quarter ended March 31, 2013, the Corporation repurchased 1,403,366 shares at a cost of $74.5 million ($53.08 average price per share). Under our capital plan, which was reviewed without objection by the Federal Reserve in March of 2013, the Corporation may repurchase up to $400.0 million of common stock after March 31, 2013 through March of 2014.

STOCKHOLDERS’ EQUITY (continued)

As reflected in the table below, the risk-based capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at March 31, 2013, with all ratios exceeding the U.S. regulatory requirements for classification as a “well capitalized” institution.

	March 31, 2013			December 31, 2012			March 31, 2012
	Tier 1 Capital	Total Capital	Leverage Ratio	Tier 1 Capital	Total Capital	Leverage Ratio	Tier 1 Capital	Total Capital	Leverage Ratio
Northern Trust Corporation	13.3%	14.7%	8.4%	12.8%	14.3%	8.2%	12.4%	14.0%	7.6%
The Northern Trust Company	12.2%	14.0%	7.7%	11.9%	13.7%	7.6%	11.7%	13.6%	7.1%
Minimum to Qualify as Well Capitalized	6.0%	10.0%	5.0%	6.0%	10.0%	5.0%	6.0%	10.0%	5.0%

The following table provides the Corporation’s ratios of tier 1 capital and tier 1 common equity to risk-weighted assets, as well as a reconciliation of tier 1 capital calculated in accordance with applicable regulatory requirements and GAAP to tier 1 common equity.

($ In Millions)	March 31, 2013	December 31, 2012	March 31, 2012
Ratios
Tier 1 Capital	13.3%	12.8%	12.4%
Tier 1 Common Equity	12.8%	12.4%	11.9%

Tier 1 Capital	$7,587.0	$7,489.0	$7,157.4
Less: Floating Rate Capital Securities	268.7	268.7	268.6

Tier 1 Common Equity	$7,318.3	$7,220.3	$6,888.8

Northern Trust is providing the tier 1 common equity ratio, a non-GAAP financial measure, in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that Northern Trust and investors use to assess capital adequacy.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes an FTE presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The tables below present a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

	Three Months Ended
	March 31, 2013			December 31, 2012			March 31, 2012
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$286.7	$7.6	$294.3	$302.1	$9.4	$311.5	$341.0	$9.9	$350.9
Interest Expense	60.6	—	60.6	67.9	—	67.9	84.6	—	84.6

Net Interest Income	$226.1	$7.6	$233.7	$234.2	$9.4	$243.6	$256.4	$9.9	$266.3

Net Interest Margin	1.12%		1.15%	1.12%		1.17%	1.20%		1.24%

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including allowance levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2012 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s first quarter earnings conference call will be webcast live on April 16, 2013. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcast of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on April 16, 2013, for approximately four weeks. Participants will need Windows Mediatm or Adobe Flash software, which can be downloaded free through Northern Trust’s web site. This earnings release can also be accessed at the above web address.

/ / /

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	FIRST QUARTER
	2013	2012	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$630.7	$575.2	10%
Foreign Exchange Trading Income	59.5	61.9	(4)
Treasury Management Fees	16.8	17.4	(3)
Security Commissions and Trading Income	18.3	18.3	—
Other Operating Income	24.8	38.6	(36)
Investment Security Gains (Losses), net	0.2	(2.4)	N/M

Total Noninterest Income	750.3	709.0	6

Net Interest Income
Interest Income	286.7	341.0	(16)
Interest Expense	60.6	84.6	(28)

Net Interest Income	226.1	256.4	(12)

Total Revenue	976.4	965.4	1

Provision for Credit Losses	5.0	5.0	—

Noninterest Expense
Compensation	320.3	321.6	—
Employee Benefits	63.3	68.1	(7)
Outside Services	129.9	128.2	1
Equipment and Software	91.4	90.8	1
Occupancy	43.2	41.8	3
Other Operating Expense	80.8	73.1	10

Total Noninterest Expense	728.9	723.6	1

Income before Income Taxes	242.5	236.8	2
Provision for Income Taxes	78.5	75.6	4

NET INCOME	$164.0	$161.2	2%

Earnings Allocated to Participating Securities	2.5	1.2	108%
Earnings Allocated to Common and Potential Common Shares	161.5	160.0	1

Per Common Share
Net Income
Basic	$0.68	$0.66	3%
Diluted	0.67	0.66	2

Average Common Equity	$7,543.2	$7,167.3	5%
Return on Average Common Equity	8.82%	9.04%	(2)
Return on Average Assets	0.73%	0.68%	7

Cash Dividends Declared per Common Share (**)	$0.30	$0.58	N/M %

Average Common Shares Outstanding (000s)
Basic	239,168	241,090
Diluted	240,176	241,556
Common Shares Outstanding (EOP) (000s)	239,240	241,150

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)	The 2012 first quarter Cash Dividends Declared per Common Share balance of $0.58 was comprised of a $0.28 per common share dividend declared January 17, 2012, paid April 2, 2012, and a $0.30 per common share dividend declared March 14, 2012, paid July 2, 2012.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA ($ In Millions Except Per Share Data)	FIRST QUARTER	FOURTH QUARTER
	2013	2012	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$630.7	$622.6	1%
Foreign Exchange Trading Income	59.5	40.8	46
Treasury Management Fees	16.8	16.4	2
Security Commissions and Trading Income	18.3	20.0	(9)
Other Operating Income	24.8	35.7	(30)
Investment Security Gains (Losses), net	0.2	—	100

Total Noninterest Income	750.3	735.5	2

Net Interest Income
Interest Income	286.7	302.1	(5)
Interest Expense	60.6	67.9	(11)

Net Interest Income	226.1	234.2	(3)

Total Revenue	976.4	969.7	1

Provision for Credit Losses	5.0	5.0	—

Noninterest Expense
Compensation	320.3	316.3	1
Employee Benefits	63.3	63.9	(1)
Outside Services	129.9	140.7	(8)
Equipment and Software	91.4	90.5	1
Occupancy	43.2	46.2	(7)
Other Operating Expense	80.8	83.9	(4)

Total Noninterest Expense	728.9	741.5	(2)

Income before Income Taxes	242.5	223.2	9
Provision for Income Taxes	78.5	55.5	41

NET INCOME	$164.0	$167.7	(2)%

Earnings Allocated to Participating Securities	2.5	2.5	—%
Earnings Allocated to Common and Potential Common Shares	161.5	165.2	(2)

Per Common Share
Net Income
Basic	$0.68	$0.69	(1)%
Diluted	0.67	0.69	(3)

Average Common Equity	$7,543.2	$7,552.0	—%
Return on Average Common Equity	8.82%	8.83%	—
Return on Average Assets	0.73%	0.73%	—

Cash Dividends Declared per Common Share	$0.30	$0.30	—%

Average Common Shares Outstanding (000s)
Basic	239,168	239,456
Diluted	240,176	239,916
Common Shares Outstanding (EOP) (000s)	239,240	238,915

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	MARCH 31
	2013	2012	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$251.5	$290.9	(14)%
Interest-Bearing Deposits with Banks	18,694.8	18,871.3	(1)
Federal Reserve Deposits and Other Interest-Bearing	5,828.6	2,228.0	162
Securities
U.S. Government	1,782.4	2,766.5	(36)
Obligations of States and Political Subdivisions	307.4	465.7	(34)
Government Sponsored Agency	16,939.7	17,755.5	(5)
Other (***)	11,526.3	11,091.5	4

Total Securities	30,555.8	32,079.2	(5)
Loans and Leases	28,862.9	29,156.3	(1)

Total Earning Assets	84,193.6	82,625.7	2
Allowance for Credit Losses Assigned to Loans and Leases	(294.1)	(295.5)	—
Cash and Due from Banks	3,773.5	4,280.3	(12)
Buildings and Equipment	457.2	481.2	(5)
Client Security Settlement Receivables	816.5	985.3	(17)
Goodwill	529.5	536.5	(1)
Other Assets	3,680.6	2,990.8	23

Total Assets	$93,156.8	$91,604.3	2%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,819.8	$14,349.0	3%
Savings Certificates and Other Time	2,296.1	3,093.8	(26)
Non-U.S. Offices—Interest-Bearing	39,822.4	36,575.4	9

Total Interest-Bearing Deposits	56,938.3	54,018.2	5
Short-Term Borrowings	3,246.0	3,360.7	(3)
Senior Notes	2,402.0	2,122.6	13
Long-Term Debt	1,198.4	1,785.6	(33)
Floating Rate Capital Debt	277.1	277.0	—

Total Interest-Related Funds	64,061.8	61,564.1	4
Demand and Other Noninterest-Bearing Deposits	18,883.8	19,914.8	(5)
Other Liabilities	2,599.1	2,902.2	(10)

Total Liabilities	85,544.7	84,381.1	1
Total Equity	7,612.1	7,223.2	5

Total Liabilities and Stockholders’ Equity	$93,156.8	$91,604.3	2%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	MARCH 31	DECEMBER 31
	2013	2012	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$251.5	$60.8	N/M %
Interest-Bearing Deposits with Banks	18,694.8	18,803.5	(1)
Federal Reserve Deposits and Other Interest-Bearing	5,828.6	7,619.7	(24)
Securities
U.S. Government	1,782.4	1,784.6	—
Obligations of States and Political Subdivisions	307.4	343.4	(10)
Government Sponsored Agency	16,939.7	18,751.7	(10)
Other (***)	11,526.3	10,604.5	9

Total Securities	30,555.8	31,484.2	(3)
Loans and Leases	28,862.9	29,504.5	(2)

Total Earning Assets	84,193.6	87,472.7	(4)
Allowance for Credit Losses Assigned to Loans and Leases	(294.1)	(297.9)	(1)
Cash and Due from Banks	3,773.5	3,752.7	1
Buildings and Equipment	457.2	469.9	(3)
Client Security Settlement Receivables	816.5	2,049.1	(60)
Goodwill	529.5	537.8	(2)
Other Assets	3,680.6	3,479.5	6

Total Assets	$93,156.8	$97,463.8	(4)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,819.8	$15,189.7	(2)%
Savings Certificates and Other Time	2,296.1	2,466.1	(7)
Non-U.S. Offices—Interest-Bearing	39,822.4	39,720.2	—

Total Interest-Bearing Deposits	56,938.3	57,376.0	(1)
Short-Term Borrowings	3,246.0	1,847.4	76
Senior Notes	2,402.0	2,405.8	—
Long-Term Debt	1,198.4	1,421.6	(16)
Floating Rate Capital Debt	277.1	277.0	—

Total Interest-Related Funds	64,061.8	63,327.8	1
Demand and Other Noninterest-Bearing Deposits	18,883.8	24,031.8	(21)
Other Liabilities	2,599.1	2,577.2	1

Total Liabilities	85,544.7	89,936.8	(5)
Total Equity	7,612.1	7,527.0	1

Total Liabilities and Stockholders’ Equity	$93,156.8	$97,463.8	(4)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	FIRST QUARTER
	2013	2012	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$249.5	$246.6	1%
Interest-Bearing Deposits with Banks	18,099.5	18,246.4	(1)
Federal Reserve Deposits and Other Interest-Bearing	3,872.0	7,685.3	(50)
Securities
U.S. Government	1,782.8	2,969.8	(40)
Obligations of States and Political Subdivisions	321.1	493.0	(35)
Government Sponsored Agency	18,280.6	17,542.9	4
Other (***)	10,890.6	10,264.7	6

Total Securities	31,275.1	31,270.4	—
Loans and Leases	28,661.9	28,615.6	—

Total Earning Assets	82,158.0	86,064.3	(5)
Allowance for Credit Losses Assigned to Loans and Leases	(296.1)	(293.0)	1
Cash and Due from Banks	3,392.5	4,002.5	(15)
Buildings and Equipment	467.5	492.3	(5)
Client Security Settlement Receivables	793.3	421.0	88
Goodwill	532.6	534.1	—
Other Assets	4,521.5	3,906.9	16

Total Assets	$91,569.3	$95,128.1	(4)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,880.3	$14,606.8	2%
Savings Certificates and Other Time	2,385.6	3,071.4	(22)
Non-U.S. Offices—Interest-Bearing	39,221.1	38,980.8	1

Total Interest-Bearing Deposits	56,487.0	56,659.0	—
Short-Term Borrowings	3,405.5	4,228.2	(19)
Senior Notes	2,403.9	2,125.2	13
Long-Term Debt	1,277.7	1,989.4	(36)
Floating Rate Capital Debt	277.1	277.0	—

Total Interest-Related Funds	63,851.2	65,278.8	(2)
Demand and Other Noninterest-Bearing Deposits	16,899.1	19,467.2	(13)
Other Liabilities	3,275.8	3,214.8	2

Total Liabilities	84,026.1	87,960.8	(4)
Total Equity	7,543.2	7,167.3	5

Total Liabilities and Stockholders’ Equity	$91,569.3	$95,128.1	(4)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	FIRST	FOURTH
($ In Millions)	QUARTER	QUARTER
	2013	2012	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$249.5	$239.3	4%
Interest-Bearing Deposits with Banks	18,099.5	18,355.2	(1)
Federal Reserve Deposits and Other Interest-Bearing	3,872.0	4,118.7	(6)
Securities
U.S. Government	1,782.8	1,785.1	—
Obligations of States and Political Subdivisions	321.1	371.8	(14)
Government Sponsored Agency	18,280.6	19,041.4	(4)
Other (***)	10,890.6	9,793.3	11

Total Securities	31,275.1	30,991.6	1
Loans and Leases	28,661.9	29,180.8	(2)

Total Earning Assets	82,158.0	82,885.6	(1)
Allowance for Credit Losses Assigned to Loans and Leases	(296.1)	(298.1)	(1)
Cash and Due from Banks	3,392.5	4,059.3	(16)
Buildings and Equipment	467.5	461.2	1
Client Security Settlement Receivables	793.3	624.6	27
Goodwill	532.6	536.9	(1)
Other Assets	4,521.5	3,401.0	33

Total Assets	$91,569.3	$91,670.5	—%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,880.3	$14,023.4	6%
Savings Certificates and Other Time	2,385.6	2,728.9	(13)
Non-U.S. Offices—Interest-Bearing	39,221.1	37,461.3	5

Total Interest-Bearing Deposits	56,487.0	54,213.6	4
Short-Term Borrowings	3,405.5	1,614.2	111
Senior Notes	2,403.9	2,492.6	(4)
Long-Term Debt	1,277.7	1,423.7	(10)
Floating Rate Capital Debt	277.1	277.0	—

Total Interest-Related Funds	63,851.2	60,021.1	6
Demand and Other Noninterest-Bearing Deposits	16,899.1	21,280.4	(21)
Other Liabilities	3,275.8	2,817.0	16

Total Liabilities	84,026.1	84,118.5	—
Total Equity	7,543.2	7,552.0	—

Total Liabilities and Stockholders’ Equity	$91,569.3	$91,670.5	—%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2013	2012
($ In Millions Except Per Share Data)	QUARTER	QUARTERS
	FIRST	FOURTH	THIRD	SECOND	FIRST
Net Income Summary
Trust, Investment and Other Servicing Fees	$630.7	$622.6	$601.9	$605.8	$575.2
Other Noninterest Income	119.6	112.9	125.0	128.6	133.8
Net Interest Income	226.1	234.2	245.6	254.1	256.4

Total Revenue	976.4	969.7	972.5	988.5	965.4
Provision for Credit Losses	5.0	5.0	10.0	5.0	5.0
Noninterest Expense	728.9	741.5	696.4	717.3	723.6

Income before Income Taxes	242.5	223.2	266.1	266.2	236.8
Provision for Income Taxes	78.5	55.5	87.3	86.6	75.6

Net Income	$164.0	$167.7	$178.8	$179.6	$161.2

Per Common Share
Net Income—Basic	$0.68	$0.69	$0.73	$0.73	$0.66
—Diluted	0.67	0.69	0.73	0.73	0.66
Cash Dividends Declared per Common Share (**)	0.30	0.30	0.30	**	0.58
Book Value (EOP)	31.82	31.51	31.41	30.73	29.95
Market Value (EOP)	54.56	50.16	46.42	46.02	47.45

Ratios
Return on Average Common Equity	8.82%	8.83%	9.59%	9.91%	9.04%
Return on Average Assets	0.73	0.73	0.77	0.78	0.68
Net Interest Margin (GAAP)	1.12	1.12	1.16	1.23	1.20
Net Interest Margin (FTE)	1.15	1.17	1.21	1.28	1.24

Risk-based Capital Ratios
Tier 1	13.3%	12.8%	12.8%	12.9%	12.4%
Total (Tier 1 + Tier 2)	14.7	14.3	14.3	14.4	14.0
Tier 1 Leverage	8.4	8.2	8.1	8.0	7.6
Tier 1 Common Equity (non-GAAP)	12.8	12.4	12.3	12.4	11.9

Assets Under Custody ($ In Billions)—EOP
Corporate	$4,569.1	$4,358.6	$4,331.9	$4,152.7	$4,188.6
Personal	455.3	446.3	429.5	411.2	406.6

Total Assets Under Custody	$5,024.4	$4,804.9	$4,761.4	$4,563.9	$4,595.2

Assets Under Management ($ In Billions)—EOP	$810.2	$758.9	$749.7	$704.3	$716.5

Asset Quality ($ In Millions)—EOP
Nonperforming Loans and Leases	$251.7	$254.8	$269.0	$239.8	$262.1
Other Real Estate Owned (OREO)	10.5	20.3	20.6	25.3	22.4

Total Nonperforming Assets	$262.2	$275.1	$289.6	$265.1	$284.5

Nonperforming Assets / Loans and Leases and OREO	0.91%	0.93%	0.98%	0.89%	0.98%

Gross Charge-offs	$12.6	$16.1	$16.3	$16.2	$14.4
Less: Gross Recoveries	3.9	10.7	4.4	13.0	8.6

Net Charge-offs	$8.7	$5.4	$11.9	$3.2	$5.8

Net Charge-offs (Annualized) to Average Loans and Leases	0.12%	0.07%	0.16%	0.04%	0.08%
Allowance for Credit Losses Assigned to Loans and Leases	$294.1	$297.9	$298.6	$300.3	$295.5
Allowance to Nonperforming Loans and Leases	1.2x	1.2x	1.1x	1.3x	1.1x
Allowance for Other Credit-Related Exposures	$29.7	$29.7	$29.4	$29.6	$32.6

(**)	Cash dividends of $0.58 per common share were declared in the first quarter of 2012, comprised of a $0.28 per common share dividend declared January 17, 2012, paid April 2, 2012, and a $0.30 per common share dividend declared March 14, 2012, paid July 2, 2012.